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Exhibit 99.1

FOREST OIL CORPORATION
Proxy for the Special Meeting of Shareholders
To Be Held on                        , 2007
This proxy is solicited by the Forest Oil Corporation Board of Directors

        The undersigned shareholder(s) of Forest Oil Corporation ("Forest") hereby, constitute(s) and appoint(s) H. Craig Clark and Cyrus D. Marter, IV, and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of common stock of Forest, that the undersigned may be entitled to vote at the Special Meeting of Shareholders of Forest (the "Special Meeting") to be held on, [                  ], 2007 at            AM, Denver, Colorado time, and at any and all adjournments or postponements thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.

        This proxy will be voted "FOR" approval of the issuance of shares of common stock of Forest pursuant to the Merger Agreement, and "FOR" approval of the adoption of the Forest Oil Corporation 2007 Stock Incentive Plan, in each case, unless "AGAINST" or "ABSTAIN" is indicated with respect to such proposals. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

IMPORTANT—PLEASE SIGN AND RETURN IMMEDIATELY
(Continued on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Dear Shareholder:

        Your vote is important and we encourage you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours a day, 7 days a week.

  •
  To submit your proxy electronically via the Internet, go to the Website: http://www.melloninvestor.com/isd and follow the prompts. You must use the control number printed in the box on the reverse side of this card.

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  To submit your proxy by telephone, you need to use a touch-tone telephone and use the control number printed in the box on the reverse side of this card.

        Also, if you need technical assistance in voting, please call Mellon toll free at x-xxx-xxx-xxxx. Shareholders calling from outside the U.S. and Canada can call collect at                                                        .

Your vote is important. Thank you for voting.
Proxy Card must be signed and dated on the reverse side.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2

1.	PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK OF FOREST OIL CORPORATION PURSUANT TO THE MERGER AGREEMENT, DATED AS OF JANUARY 7, 2007, BY AND AMONG FOREST OIL CORPORATION, MJCO CORPORATION AND THE HOUSTON EXPLORATION COMPANY	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	PROPOSAL TO APPROVE THE ADOPTION OF THE FOREST OIL CORPORATION 2007 STOCK INCENTIVE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy is revocable and will be voted as directed, but if you sign and return this card but do not provide instructions, this proxy will be voted FOR the proposals listed. If any other business is presented at the special meeting, this proxy will be voted by the Proxies in the manner determined by a majority of the members of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

The undersigned acknowledges receipt, from Forest prior to the execution of this proxy, of a notice of special meeting of shareholders and a joint proxy statement/prospectus dated [                         ], 2007

PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS CARD, DATE AND MAIL THIS PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF THERE IS MORE THAN ONE OWNER, EACH PERSON MUST SIGN. IF SIGNING AS AN EXECUTOR, ADMINISTRATOR, GUARDIAN OR TRUSTEE, PLEASE NOTE YOUR TITLE AS SUCH.

Signature	Signature	Date:	2007

NOTE: Please date this proxy and sign above as your name(s) appear(s) on this proxy. Joint owners should each sign personally. Corporate proxies should be signed by the authorized officer. Partnership proxies should be signed by an authorized partner. Personal representatives, executors, administrators, trustees or guardians should give their full titles.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www/proxyvoting.com/fst		Telephone 1-866-540-5760		Mail
	OR		OR
Use the internet to vote your proxy. Have your proxy card in hand when you access the website.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

        If you vote your proxy by internet or be telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

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  Exhibit 99.1